SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 13, 2003

                                  VAXGEN, INC.
             (Exact name of Registrant as Specified in its Charter)

             DELAWARE                  0-26483                94-3236309
(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)       Identification Number)

             1000 MARINA BLVD., SUITE 200 BRISBANE, CALIFORNIA 94005
                  (Address of Principal Administrative Offices)

        Registrants Telephone Number, Including Area Code: (650) 624-1000

Item 7. Financial Statements and Exhibits.

      (a)   Financial statements of business acquired. Not applicable.

      (b)   Pro forma financial information. Not applicable.

      (c)   Exhibits.

Exhibit No.                Description
-----------                -----------

99.1                       Press release issued by VaxGen, Inc. on May 13, 2003.

Item 9. Regulation FD Disclosure.

      This information, furnished under this "Item 9. Regulation FD Disclosure", is intended to be furnished under "Item 12. Results of Operations and Financial Condition." in accordance with SEC Release No. 33-8216.

      On May 13, 2003, VaxGen, Inc. ("VaxGen"), a Delaware corporation, issued a press release announcing earnings for the quarter ended March 31, 2003. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

      VaxGen included in its earnings release, non-GAAP financial measures related to first quarter net loss and net loss per share, excluding charges related to VaxGen's convertible preferred stock. Each non-GAAP financial measure presented in the earnings press release was included because VaxGen's management uses this information to monitor and evaluate on-going operating results and trends excluding certain items.

      Excluding those charges from VaxGen's operating results provides users of the financial statements an important insight into VaxGen's operating results and related trends that affect our core business.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      VaxGen, Inc.
                                                      (Registrant)


Dated: May 13, 2003                            By: /s/ Carter A. Lee
                                                   -----------------------------
                                                   Carter Lee
                                                   Senior Vice President
                                                   Finance & Administration


                                       2